UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                                          Date of Report (Date of earliest event reported): February 14, 2003

ANNUITY AND LIFE RE (HOLDINGS), LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	0-23625 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

Cumberland House, 1 Victoria Street
Hamilton, Bermuda HM 11
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 296-7667

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Pro Forma Consolidated Balance Sheet as of December 31, 2002
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2002
SIGNATURE

We are amending our Current Report on Form 8-K filed on March 3, 2003 to include the unaudited pro forma financial information set forth below under Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

In an effort to meet the collateral needs of as many of our cedents as possible, we have entered into two significant transactions and several smaller transactions, which in the aggregate have had, and will have, a substantial impact on our business. To highlight the effects of these transactions on our business, we have prepared an unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2002 and an unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2002. The unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2002 is intended to demonstrate how our Consolidated Balance Sheet as of December 31, 2002, as reported in the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2002, would look in light of novations, recaptures and terminations of certain of our reinsurance agreements that have occurred between January 1, 2003 and March 31, 2003. The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2002 is intended to illustrate how our Consolidated Statements of Operations, which are included in the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2002, would look if the novations, recaptures, and terminations that occurred during 2002 and through March 31, 2003 had occurred prior to January 1, 2002.

     The transactions that are the subject of the following pro forma financial statements are as follows:

1.	On December 31, 2002, we entered into a transaction with XL Life Ltd, a subsidiary of XL Capital Ltd pursuant to which we transferred certain blocks of life reinsurance business to XL Life. The transaction enabled us to reduce a substantial portion of our year-end collateral requirements under our reinsurance agreements and to repay deposits received under a reinsurance agreement to which we were a party. We novated five blocks of life reinsurance business to XL Life, which in turn entered into a 50% quota share reinsurance contract with us with respect to four of those blocks of business. The effects of this transaction, including $26,382,000 of charges, are not presented as having a pro forma impact in the pro forma balance sheet because they are already reflected in our Consolidated Balance Sheet as of December 31, 2002, which is included the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2002.

The XL Life transaction is presented as having a pro forma impact in the pro forma statement of operations. Specifically, the pro forma statement of operations assumes that the block of business transferred to XL Life that is not covered by the 50% quota share was never written by us. Further, the pro forma statement of operations assumes that the four blocks of business that are covered by the 50% quota share reinsurance policy were originally written by us on that basis and that XL Life will not exercise its right to recapture those four blocks of business given that our current financial strength ratings are below the levels required by that reinsurance agreement. Additionally, the pro forma statement of operations excludes charges and expenses of approximately $26,382,000 associated with the XL Life transaction. These charges and expenses are primarily the result of a write down of deferred acquisition costs of approximately $38,700,000 (which was partially offset by a net ceding commission paid to us by XL Life of approximately $18,000,000), a write off of prepaid expenses related to the reinsurance agreement of approximately $2,400,000 and transaction costs of approximately $3,200,000. In addition, the pro forma statement of operations assumes we never entered into the reinsurance agreement that provided us with cash deposits we used to fund the collateral requirements of our cedents, which was terminated on December 31, 2002 in connection with the XL Life transaction.

2.	In February 14, 2003, we entered into a termination agreement with The Ohio National Life Insurance Company terminating our annuity reinsurance agreement. Pursuant to the terms of the termination agreement, the parties agreed to release and discharge one another from any and all claims, demands, causes of action and/or damages relating to the reinsurance agreement effective January 31, 2003. In consideration, Ohio National agreed to pay us $5,000,000, as adjusted for certain amounts payable to Ohio National under the reinsurance agreement as of January 31, 2003, resulting in a net payment to us of approximately $2,799,000. The pro forma balance sheet shows the pro forma effects of the termination of this agreement as if it had occurred on the same terms and conditions as of December 31, 2002, and the pro forma statement of operations assumes that we had terminated our reinsurance agreement with Ohio National prior to January 1, 2002.

3.	In addition to the transactions described above, we also negotiated the termination or recapture of other reinsurance contracts during 2002 and through March 31, 2003, resulting in the write down of deferred acquisition costs and cash payments made to cedents, net of reserve releases associated with those terminations or recaptures. The pro forma balance sheet shows the pro forma effects of those terminations and recaptures as if each had occurred on the same terms and conditions as of December 31, 2002, and the pro forma statement of operations assumes that we had terminated or negotiated the recapture of those agreements prior to January 1, 2002.

     The following pro forma figures should not be considered indicative of our expected results of operations and financial condition in 2003.

Annuity and Life Re (Holdings), Ltd.
Pro Forma Consolidated Balance Sheet as of December 31, 2002
(Unaudited and in U.S. Dollars)

				Other
		Ohio National		Terminations and
	Reported	Termination		Recaptures		Pro Forma

Assets
Cash and cash equivalents	$152,930,908	$2,798,891	(A)	$(23,137,742	)(G)	$132,592,057
Fixed maturity investments at fair value	153,415,429	—		—		153,415,429
Funds withheld at interest	1,427,093,380	(360,765,777	)(B)	(24,591,901	)(H)	1,041,735,702
Accrued investment income	2,141,338	—		—		2,141,338
Receivable for reinsurance ceded	93,669,173	—		—		93,669,173
Deposits and other reinsurance receivables	25,025,453	—		(84,316	)(I)	24,941,137
Deferred policy acquisition costs	187,913,648	(20,335,753	)(C)	(23,040,360	)(J)	144,537,534
Other assets	2,508,858	—		—		2,508,858

Total Assets	$2,044,698,187	$(378,302,639)		$(70,854,319)		$1,595,541,229

Liabilities
Reserves for future policy benefits	$269,619,809	$—		$(18,431,399	)(K)	$251,188,410
Interest sensitive contracts liability	1,443,143,080	(376,258,764	)(D)	(24,127,042	)(L)	1,042,757,274
Other reinsurance liabilities	51,139,164	(2,896,108	)(E)	—		48,243,056
Accounts payable and accrued expenses	12,459,423	—		31,331	(M)	12,490,754

Total Liabilities	$1,776,361,476	$(379,154,872)		$(42,527,110)		$1,354,679,494

Stockholders’ Equity
Preferred shares (par value $1.00; 50,000,000 shares authorized; no shares outstanding)	$—	$—		$—		$—
Common shares (par value $1.00; 100,000,000 shares authorized; 26,106,328 and 25,705,328 shares outstanding at December 31, 2002 and December 31, 2001)	26,106,328	—		—		26,106,328
Additional paid-in capital	335,334,932	—		—		335,334,932
Notes receivable from stock sales	(1,626,493)	—		—		(1,626,493)
Restricted stock (401,000 shares at December 31, 2002)	(2,514,693)	—		—		(2,514,693)
Accumulated other comprehensive income	6,162,525	—		—		6,162,525
(Deficit) Retained earnings	(95,125,888)	852,233	(F)	(28,327,209	)(N)	(122,600,864)

Total Stockholders’ Equity	$268,336,711	$852,233		$(28,327,209)		$240,861,735

Total Liabilities and Stockholders’ Equity	$2,044,698,187	$(378,302,639)		$(70,854,319)		$1,595,541,229

(A)	To reflect cash received from Ohio National.
(B)	To record the transfer of Funds withheld at interest receivable to Ohio National (net of the unrealized loss in embedded derivatives).
(C)	To record the write off of deferred acquisition costs associated with the Ohio National agreement.
(D)	To record the transfer of the Company’s Interest sensitive contracts liability to Ohio National.
(E)	To record the settlement of liabilities due to Ohio National as part of the recapture consideration for December 2002 and January 2003.
(F)	Pro forma impact on net income of the recapture of the Ohio National agreement.
(G)	To record cash payments for unearned premiums upon the termination and recapture of reinsurance agreements.
(H)	To record the transfer of Funds withheld at interest receivable to a cedent that terminated its annuity reinsurance agreement.
(I)	To record the release of receivables held upon the termination and recapture of reinsurance agreements.
(J)	To record the write down of deferred acquisition costs associated with the termination and recapture of reinsurance agreements.
(K)	To record the release of policyholder benefit reserves associated with the termination and recapture of reinsurance agreements.
(L)	To record the transfer of the Company’s Interest sensitive contracts liability back to a cedent that terminated its annuity reinsurance agreement.
(M)	To record miscellaneous expenses associated with the termination and recapture of reinsurance agreements.
(N)	To recognize the impact on net income of the termination and recapture of reinsurance agreements.

Annuity and Life Re (Holdings), Ltd.
Pro Forma Consolidated Statement of Operation for the Year Ended December 31, 2002
(Unaudited and in U.S. Dollars)

						Other
		Ohio National		XL Life		Terminations and
	Reported	Termination		Transaction		Recaptures		Pro Forma

Revenues
Net premiums	$344,097,441	$—		$(59,624,222	)(E)	$(60,528,463	)(K)	$223,944,756
Investment income, net of related expenses	102,138,985	(17,249,434	)(A)	(7,366,557	)(F)	(1,580,000	)(L)	75,942,994
Net realized investment gains	19,749,266	—		(9,388,993	)(G)	—		10,360,273
Net change in fair value of embedded derivatives	(25,846,110)	15,651,998	(B)	—		—		(10,194,112)
Surrender fees and other revenues	16,156,437	—		—		—		16,156,437

Total Revenues	456,296,019	(1,597,436)		(76,379,772)		(62,108,463)		316,210,348

Benefits and Expenses
Claim and policy benefits	$352,408,801	$—		$(56,059,211	)(H)	$(74,138,990	)(M)	$222,210,600
Interest credited to interest sensitive products	71,370,616	(15,238,476	)(C)	—		(1,208,508	)(N)	54,923,632
Policy acquisition costs and other insurance expenses	125,877,980	2,122,353	(D)	(33,021,486	)(I)	(7,935,463	) (O)	87,043,384
Collateral costs	12,948,115	—		(12,948,115	)(J)	—		—
Operating expenses	22,577,792	—		—		—		22,577,792

Total Benefits and Expenses	585,183,304	(13,116,123)		(102,028,812)		(83,282,961)		386,755,408

Net (Loss)	$(128,887,285)	$11,518,687		$25,649,040		$21,174,498		$(70,545,060)

Net (loss) per common share:
Basic	$(5.01)	$0.45		$1.00		$0.82		$(2.74)
Diluted	$(5.01)	$0.45		$1.00		$0.82		$(2.74)

(A)	To reflect reduced Net investment income as if the Ohio National agreement did not exist in 2002.
(B)	To reflect the Net change in the fair value of embedded derivatives as if the Ohio National agreement did not exist in 2002.
(C)	To reflect the reduction in Interest credited to interest sensitive contracts as if the Ohio National agreement did not exist in 2002.
(D)	To reflect the increase in Policy acquisition costs and other insurance expenses as if the Ohio National agreement did not exist in 2002.
(E)	To reflect the reduction in Premiums that would have occurred had we only underwritten the 50% quota share assumed from XL Life on four of the five blocks of life reinsurance novated to XL Life.
(F)	To remove Net investment income on the invested assets purchased with the cash deposits received from the reinsurer under the reinsurance agreement we used to fund certain of our collateral requirements.
(G)	To remove Net realized capital gains on the disposition of invested assets purchased with the cash deposits received from the reinsurer under the reinsurance agreement we used to fund certain of our collateral requirements.
(H)	To remove Claims and policy benefits associated with the five blocks of life reinsurance novated to XL Life, net of the 50% quota share assumed from XL Life on four of those blocks.
(I)	To remove Policy acquisition costs and other insurance expenses associated with the five blocks of life reinsurance novated to XL Life, net of the 50% quota share assumed from XL Life on four of those blocks.
(J)	To remove collateral costs incurred during 2002 related to the reinsurance agreement that was terminated in connection with the novations to XL Life at December 31, 2002 that we used to fund certain of our collateral requirements and closing costs associated with terminating that collateral reinsurance agreement at December 31, 2002.
(K)	To remove Premiums associated with the recaptures of reinsurance agreements during 2002 and through March 31, 2003.
(L)	To reflect reduced Net investment income as if an annuity reinsurance agreement recaptured by one of our cedents did not exist in 2002.
(M)	To remove Claims and policy benefits associated with recaptures of reinsurance agreements during 2002 and through March 31, 2003.
(N)	To remove Interest credited to interest sensitive products associated with the recapture of an annuity reinsurance agreement during 2002 and through March 31, 2003.
(O)	To remove Policy acquisition and other insurance expenses associated with the recapture of an annuity reinsurance agreement during 2002 and through March 31, 2003.

(c)	Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANNUITY AND LIFE RE (HOLDINGS), LTD.

April 15, 2003	By:	/s/ John F. Burke
John F. Burke Chief Executive Officer and Chief Financial Officer